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                                                                    Exhibit 4.65
                                                             English Translation

                                  LOAN CONTRACT

This Loan Contract (hereinafter called "This Contract") is signed by the following two parties on December 14, 2007:

1. Linktone Ltd. (hereinafter called "Lender"), a limited liability company founded at Cayman Islands with its registration address at: Cayman Islands, British West Indies;

2.   Chen Jin (hereinafter called "Borrower"),
     ID number: 310103197402072840

     Address: Suite 201, 10 No.4 Sub-lane, No.888 Lane, Minhang District, Shanghai; The Lender and the Borrower are individually called "one party" or collectively called "the two parties" herein.

WHEREAS:

The Borrower holds 10% shares of Shanghai Langyi Advertising Co., Ltd (hereinafter called "Borrower's Company"), a limited liability company registered and founded in China;

The Lender is a company founded at Cayman Islands, British West Indies, and it plans to provide a loan to Borrower.

NOW THEREFOR, after friendly negotiation, the two parties reached the following contract, which will be binding to them:

1.   LOAN

     The Lender agrees to provide a loan of RMB0.1 to the Borrower according to the terms and conditions of this Contract. The loan term is 10 years, and it may be prolonged after the two parties reach an agreement. During the loan term or the prolonged loan term, the Borrower must immediately pay off the loan in advance under any of the following circumstances:

     (1)  the Borrower is dead or totally or partly incapable of civil conducts;

     (2) the Borrower leaves or is fired from the Lender or its affiliated company;

     (3) the Borrower is engaged in criminal activities or involved in criminal activities;

     (4) any third party raises a claim of more than RMB50,000 against the Borrower;

     (5) Foreign investors may invest in value-added telecommunication business according to the applicable Chinese laws, and moreover, the relevant authority starts to review and approve such business.




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     The Lender agrees, after all the loan conditions specified in Article 2 hereof are satisfied, to once for all transfer the loan into the account appointed by the Borrower in 7 days after receiving the Borrower's written notice of loan request. The Borrower shall submit a loan receipt confirmation on the same day of receiving such loan. The Borrower's loan warranties made in this clause only apply to him and do not apply to his successor or assignee.

     The Borrower agrees to accept such loan provided by the Lender and hereby agrees and warrants to use such loan only for providing funds to the Borrower's company to develop its business. Without the Lender's prior written content, the Borrower may not use such loan for any other purpose and may not transfer or mortgage his shares or other rights and interests in the borrower's company to any third party.

     The Lender and the Borrower hereby agree and confirm that the Borrower may only pay his loan to the Lender in the following way: the Borrower transfers all his shares of his company to the Lender or its appointed person (legal person or natural person).

     The Lender and the Borrower hereby agree and confirm that all income gained from the Borrower's transfer of his shares of his company shall be used to for paying his loan to the Lender according to this Contract and in the way appointed by the Lender, and at the same time, this Contract will be terminated.

     The Lender and the Borrower hereby agree and confirm that, to the extent permitted by laws, the Lender shall be entitled but not obligated to purchase or appoint a person (legal person or natural person) to purchase all or part of the Borrower's shares of the Borrower's company anytime at a price decided by both parties.

     The Borrower agrees and guarantees to sign an irrevocable letter of authorization to authorize all his rights as a shareholder of his company to a person appointed by the Lender.

     Loan interest. When the Borrower transfers his shares of his company to the Lender or the appointed person, if the transfer price of such shares is equal or lower than the principal of the loan herein, the loan shall be considered as a kind of no-interest loan. In such case, the Borrower no longer needs to pay the Lender any loan interest; if the transfer price of such shares is higher than the principal of the loan herein, the part exceeding the principal shall be considered as the loan interest and be paid to the Lender.

2.   LOAN CONDITIONS

     Only when all the following conditions are satisfied or when they are abandoned by the Lender in written, may the Lender be obligated to provide a loan to the Borrower according to Clause 1.1 hereof.

     The Lender has received a loan-getting notice duly signed by the Borrower according to



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Clause 1.2 hereof.

     The Borrower and Shanghai Linktone Software Co., Ltd. have signed a shares pledge contract (hereinafter called "Shares Pledge Contract"), in accordance of which the Borrower agrees to pledge all his shares to Shanghai Linktone Software Co., Ltd.

     The Borrower, the Lender, and the Borrower's company has officially signed a contract regarding exclusive purchasing right, in accordance of which, the Borrower will grant the Lender an irrevocable and exclusive purchasing right for the purchase of all shares of the Borrower (hereinafter called "Contract Regarding Exclusive Purchasing Right").

     The aforesaid Shares Pledge Contract and Contract Regarding Exclusive Purchasing Right are fully effective and not breached by any concerned party, and all the filing, approval, authorization, registration, and other governmental procedures have be completed or properly solved (if necessary) .

     All the Borrower's representations and warranties in Clause 3.2 hereof are true, complete, accurate, and without misleading information, and moreover, they are still true, complete, accurate, and without misleading information on the loan-getting notice date and the loan-getting date, just the same as when they are made.

     The Borrower does not violate any warranties in Article 4 hereof, and no event or predictable event that may affect the Borrower's obligations herein happens.

3.   REPRESENTATIONS AND WARRANTIES

     On the signing date of this Contract and before the termination of this Contract, the Lender makes the following representations and warranties to the
Borrower:

     (a) the Lender is a company registered and existent according to the laws of Cayman Islands;

     (b) the Lender has right to sign and perform this Contract. The Lender's subscription and performance of this Contract comply with the Lender's business scope, Articles of Association, or other organizational documents, and the Lender has obtained all necessary and appropriate authorizations and approvals for the subscription and performance of this Contract.

     (c) the Lender's subscription and performance of this Contract do not violate any law, regulation, or governmental approval, authorization, notice, or other document that is binding or may affect it, and do not violate any agreement signed by the Lender and any third party or any undertaking made by it to any third party; and

     (d) Once this Contract is signed, it will be a lawful, effective, and enforceable obligation to the




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          Lender.

     On the signing date of this Contract and before the termination of this Contract, the Borrower makes the following representations and warranties to the
Lender:

     (a) the Borrower's company is a limited liability company founded and existing according to Chinese laws, and the Borrower is a lawful holder of the shares of the Borrower's company;

     (b) the Borrower has right to sign and perform this Contract. The Borrower's subscription and performance of this Contract comply with the business scope, Articles of Association or the other organizational documents of the Borrower's Company, and the Borrower has obtained all necessary and appropriate authorizations and approvals for the subscription and performance of this Contract.

     (c) the Borrower's subscription and performance of this Contract do not violate any law, regulation, or governmental approval, authorization, notice, or other document that is binding or may affect it, and do not violate any agreement signed by the Borrower and any third party or any undertaking made by it to any third party; and

     (d) Once this Contract is signed, it will be a lawful, effective, and enforceable obligation to the Borrower.

     (e) the Borrower has paid all payable contribution in respect of the Borrower's shares according to laws, and has got the capital assessment report issued by an eligible accounting firm;

     (f) Except otherwise provided by the Shares Pledge Contract, the Borrower does not set any mortgage, pledge, or any other impediment on his shares, does not send an shares transfer offer to any third party, does not accept any offer shares purchase given out by any third party, and does not sign any shares transfer agreement with any third party;

     (g) There is no any existent or potential dispute, lawsuit, arbitration, administrative procedure or any other legal procedure in respect of the Borrower and/or the Borrower's shares;

     (h) the Borrower's company has completed all the governmental approval, authorization, license, registration, and filing procedures required for the business scope of its business license and for the asset it holds.

4.   BORROWER'S WARRANTIES

     The Borrower, as the main shareholder of his company, hereby to urges his company during the term of this Contract:



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     (a)  Not to supplement, change, or modify the Article of Association of his company, increase or decrease its registered capital, or change its capital structure in any way without the prior written content of the Lender;

     (b) To keep his company continuously existent and carefully and effectively operate its business according to good financial and commercial standards and practices;

     (c) Without a prior written content of the Lender, not to sell, transfer, mortgage, or dispose in other ways, any asset, or business, or lawful or beneficial rights and interests, or to set any other guaranteed rights and interests on them at any time after the conclusion of this Contract;

     (d) Without a prior written content of the Lender, not to create, succeed to, guarantee, or allow any debt, except (i) the debt that happens in the normal or daily operation and not through money borrowing; and
          (ii) the debt that has been disclosed to the Lender and approved by the Lender in written form;

     (e) To always operate all the businesses of his company normally to ensure the asset value of his company;

     (f) Without a prior written content of the Lender, not to sign any important contract, except those contracts signed in the normal operations (in this Paragraph, a contract with a price more than RMB50,000 will be considered as an important contract);

     (g) Without a prior written content of the Lender, not to provide any loan or credit to any person;

     (h) Upon the request of the Lender, to provide it with all his operational and financial materials and documents;

     (i) To have bought insurances from and to always have the insurances of an insurance company accepted by the Lender, and the insurance coverage and types kept by it shall be the same to that held by the companies of the similar businesses and having similar asset or capital in the same region;

     (j) Without a prior written content of the Lender, it won't merge or be united with any person, or purchase or invest in any person;

     (k) To immediately notify the Lender of any lawsuit, arbitration, or administrative procedure that is relating to his asset, business, or income and has happened or may possibly happen;

     (l) To sign all necessary or proper documents, take all necessary or proper actions, raise all necessary or proper claims, or use all necessary or proper means to answer all claims, to



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          keep his ownership of all his assets;

     (m) Without a prior written content of the Lender, not distribute any share interest to any shareholder in any way, but to distribute all the distributable profits to all the shareholders immediately upon the request of the Lender;

     (n) Upon the request of the Lender, to appoint any person appointed by the Lender to be the director of the Borrower's company;

     (o) To strictly abide by all the provisions of the Contract regarding Exclusive Purchasing Right and not to conduct any act that may affect the validity and feasibility of those contracts.

     The Borrower warrants that, during the term of this Contract, he shall:

     (a) Except otherwise provided by the Shares Mortgage Contract, without the Lender's prior written content, not sell, transfer, mortgage, or dispose in other ways any lawful or beneficial rights and interests of his shares, or permit any other guaranteed rights and interests set on them;

     (b) Urge the shareholders meeting appointed by him to not approve, without a prior written content of the Lender, the decision of selling, transferring, mortgaging, or disposing in other ways, any lawful or beneficial rights and interests of his shares or the decision of permitting any other guaranteed rights and interests to be set on them, except to the Lender or the person appointed by the Lender;

     (c) Urge the shareholders meeting of the company appointed by him to not approve the decision of merging or uniting any person, or purchasing or investing in any person , without the Lender's prior written content;

     (d) Immediately notify the Lender of any lawsuit, arbitration, or administrative procedure that is relating to the Borrower's shares and has happened or may possibly happen;

     (e) Sign all necessary or proper documents, take all necessary or proper actions, raise all necessary or proper claims, or use all necessary or proper means to answer all claims, to keep his ownership to the shares of his company;

     (f) Without the Lender's prior written content, not conduct any act that may seriously affect the Borrower's asset, business, and liability;

     (g) Upon the request of the Lender, appoint any person appointed by the Lender as the director of his company;

     (h) To the extent that Chinese laws permit, upon the request of the Borrower's shareholding parent company at any time, unconditionally and immediately transfer all his shares of



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          his company to the Lender or its appointed representative, and urge the other shareholder of his company to abandon its preemptive right on his shares transferred in this clause;

     (i) To the extent that Chinese laws permit, upon the request of the Borrower's shareholding parent company at any time, urge the other shareholder of his company to unconditionally and immediately transfer all his, her, or its shares to the representative appointed by the Lender, and in such case, the Borrower will abandon his preemptive right on the transferred shares of the other shareholder;

     (j) If the Lender purchases the Borrower's shares according to the Contract regarding Exclusive Purchase Right, the Borrower shall use the purchase price of his shares to pay the Lender the loan first; and

     (k) Strictly abide by this Contract, the Shares Pledge Contract, and the Contract regarding Exclusive Purchasing Right, earnestly perform all his obligations under those contracts, and not conduct any act that may affect the validity and feasibility of those contracts.

5.   LIABILITIES

     If the Borrower fails to perform his loan payment obligation according to this Contract, he shall pay interest at the daily rate of 0.01 % of the unpaid payable money for each delayed day until when he pays off all the principal of the loan, delayed interest, and the other payable money.

6.   NOTICE

     The notices under this Contract shall be sent to the following addresses (except changed by a written notice) by a special person or by means of mailing or fax or other ways. As for the notice sent by a registered mail, it shall be considered have been actually served on the date of the receipt of such registered mail. As for the notice sent by a special person or by fax, the sending date shall be considered as the arrival date. If any party sends a notice by fax, it shall send the original of such notice to the following address by a registered mail or by a special person immediately after sending it by fax.

     Lender: Linktone Ltd.

          Address: Cayman Islands, British West Indies
          Tel:
          Fax:

     Borrower: Chen Jin

          Address: Suite 201, 10 No.4 Sub-lane, No.888 Lane, Minxing District, Shanghai

7.   CONFIDENTIALITY



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     Each party acknowledges and confirms to the other that any oral or written information exchanged for this Contract is confidential information. Both parties shall keep all such information secret and may not disclose to any third party without a prior written content of the other party, except (a) the information is known or will be known by the public (only when not disclosed to the public by the receiving party at its own discretion); (b) the information required for disclosure by laws or associated transaction rules; (c) the information that any party needs to disclose to its legal or financial consultant for the transactions specified herein, in such case such legal or financial consultant shall also needs to be bound to the similar confidentiality obligations of this Article. The disclosure made by the employees or hired organization of any party shall be considered a disclosure made by such party, which shall be responsible for breach of this Contract. This Article will remain effective after this Contract is terminated for any reason.

8.   GOVERNING LAW AND SETTLEMENT OF DISPUTE

8.1 The execution, validity, interpretation, and performance of this Contract as well as the settlement of any dispute hereunder shall be governed by Chinese laws.

8.2 Any dispute arising from interpretation and performance of this Contract shall be settled by the parties hereto first through friendly negotiation. If such dispute cannot be settled within 30 days after one party sends a written notice of friendly settlement to another party, then any party may submit such dispute to the China International Economic and Trade Arbitration Commission and have that Commission to arbitrate it according to its arbitration rules effective by then in Shanghai. The arbitration award will be final and binding to all the parties.

8.3 If any dispute arising from interpretation or performance of this Contract happens or is being arbitrated, except the matters in dispute, the two parties hereto shall continue to exercise their respective rights herein and fulfill their respective obligations herein.

9.   OTHERS

     This Contract will become effective once both parties sign it, and will become void once the two parties fulfill their respective obligations herein.

     This Contract is made in duplicate and each party holds one, and they have the same legal effect.

     This Contract may be modified or supplemented by signing a written agreement by the two parties. The modification agreement and/or supplementation agreement regarding this Contract is an indispensable part of this Contract, and has the same legal effect.

     The invalidity of any provision hereof may not affect the validity of the other provisions hereof.



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     The appendixes hereof are an indispensable part of this Contract and have the same legal effect as this Contract.

                              (Page for Signature)

Agreed and signed by:

Lender: Linktone Ltd.


Authorized Representative: /s/ Linktone Ltd.
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Title:

Borrower: Chen Jin


Signature: /s/ Chen Jin
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